UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

----------------------------------

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

----------------------------------

Date of report (Date of earliest event reported): April 14, 2016 (April 14, 2016)

CAESARS ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10410 (Commission File Number)	62-1411755 (IRS Employer Identification No.)

One Caesars Palace Drive, Las Vegas, Nevada 89109
(Address of Principal Executive Offices)(Zip Code)

(702) 407-6000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 14, 2016, Mr. Lynn C. Swann informed the Company that he will resign from his position as a director of Caesars Entertainment Corporation (the "Company") effective as of June 30, 2016 to accept the position of Athletic Director at the University of Southern California. Mr. Swann has served the Company as an independent director since 2008 and is a member of the Company’s Audit Committee, Human Resources Committee, Nominating and Corporate Governance Committee, and the 162(m) Plan Committee. Mr. Swann will continue to stand for re-election at the Company’s upcoming 2016 annual meeting of stockholders and, if he is re-elected, will continue to serve until June 30, 2016.

There are no disagreements between Mr. Swann and the Company that caused or contributed to his decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2016	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Scott E. Wiegand
Name: Scott E. Wiegand
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary